Exhibit 10.01

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

O’BRIEN ALTERNATIVE STRATEGIC INVESTMENT SOLUTIONS, LLC

This Third Amended and Restated Limited Liability Company Agreement of O’Brien Alternative Strategic Investment Solutions, LLC (the “Company”), dated as of April 1, 2015, by and among R.J. O’Brien Fund Management, LLC, a Delaware limited liability company (the “Managing Member”), and the other parties who are and shall become members of the Company with respect to each Series (as defined herein) in accordance with the provisions hereof (collectively the “Non-Managing Members”; the Managing Member and the Non-Managing Members may be collectively referred to herein as “Members”).

W I T N E S S E T H:

WHEREAS, the Company was formed as a series limited liability company under the Act (as defined below) by the filing of a Certificate of Formation (as defined below) on September 4, 2013, and was previously governed by that certain Second Amended and Restated Limited Liability Company Agreement of the Company, entered into on August 4, 2014 (the “Previous Agreement”); and

WHEREAS, the Company wishes to amend and restate the Previous Agreement, which is replaced and superseded in its entirety by this Agreement.

NOW, THEREFORE, the Company hereby amends and restates the Previous Agreement, which is replaced and superseded in its entirety by this Agreement, as follows:

1.            Formation; Name

The Company was formed as a series limited liability company under the Delaware Limited Liability Company Act, as amended and in effect on September 4, 2013 (the “Act”), and offers designated series of limited liability company interests in the Company established in accordance with this Agreement and pursuant to Section 18-215 of the Act, having separate rights, powers and/or duties with respect to specified obligations and, to the extent provided in this Agreement or a Series Designation (as defined in Section 3) of the designated series, having a separate business purpose or investment objective (each a “Series” and collectively, the “Series”).

The business of each Series will be conducted under the name of each such Series and not under the name of the Company generally or any other Series.  The Managing Member has executed and filed a Certificate of Formation for the Company (the “Certificate of Formation”) in accordance with the Act, and the Managing Member shall execute, file, record and publish as appropriate such amendments, assumed name certificates, and other documents as are or become necessary or advisable in connection with the operation of the Company and each Series, as determined by the Managing Member, and shall take all steps which the Managing Member shall deem necessary or advisable to allow the Company and each Series to conduct business as a series limited liability company where the Company and each Series conducts business in any jurisdiction, and to otherwise provide that the Members will have limited liability with respect to the activities of the Series in all such jurisdictions, and to comply with the laws of any such jurisdiction.  Each Non-Managing Member hereby undertakes to furnish to the Managing Member a power of attorney and such additional information as the Managing Member may request to complete such documents and to execute and cooperate in the filing, recording, or publishing of such documents at the request of the Managing Member.  The rights, duties and liabilities of the Members will be as provided in the Act, except as otherwise provided herein or in the relevant Series Designation.

2.            Office

The principal office of the Company and each Series shall be c/o R.J. O’Brien Alternative Strategic Investment Solutions, LLC, 222 South Riverside Plaza, Suite 900, Chicago, Illinois 60606, or such other place as the Managing Member may designate from time to time.

The address of the principal office of the Company and each Series in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Company and each Series in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3.            Series

(a)           Series Designation.  Series may be established from time to time in accordance with this Agreement and the separate agreements establishing each Series described therein (each separate agreement, a “Series Designation”).  No Series may be established except as expressly permitted by this Agreement.  The terms of each Series will be as generally set forth in this Agreement and as specifically set forth in the applicable Series Designation.  However, and notwithstanding any other provision of this Agreement, the terms and provisions of any Series Designation may only alter or amend the terms and provisions of this Agreement as specifically provided herein; and in no case will alter or amend any terms and provisions of any other Series Designation.  For all purposes of the Act, this Agreement together with each Series Designation entered into from time to time constitute the “limited liability company agreement” of the Company within the meaning of the Act.  With respect to each Series and as further described in Section 6 hereof, each Series Designation must be executed by the applicable parties thereto upon the creation of such new Series (subject to Section 11 hereof).  Notwithstanding any other provision of this Agreement, the establishment of a new Series and the execution of any Series Designation will not be deemed an amendment of this Agreement for purposes of Section 16(a).

(b)           Series Separateness.

                        (1)           Each Series will have:

(aa) separate rights, powers, duties and management from each other Series; and

(bb) exclusive rights with respect to the property, obligations, profits, and losses associated with that Series and all proceeds derived therefrom.  A person may be admitted as a Non-Managing Member of the Company with respect to more than one Series and each Series may have multiple Non-Managing Members.

                      (2)           The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a Series will be enforceable against the assets of that Series only and not against any other assets of the Company generally or any other Series, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally, or any other Series will be enforceable against the assets of that Series. The books and records maintained for each Series will account for the assets associated with that Series separately from the other assets of the Company, or any other Series, and assets associated with that Series may be held, directly or indirectly, including in the name of that Series, in the name of the Company, the Managing Member (subject to Section 8(c)(2)) through a nominee or otherwise.  Notwithstanding the foregoing, any assets or liabilities of the Company used by (or in connection with the activities of) more than one Series will be allocated to each Series by the Managing Member in accordance with United States generally accepted accounting principles consistently applied under the accrual basis of accounting (“GAAP”).  Costs, fees and expenses may be allocated pro rata amongst the Series that have incurred them.  Books and records maintained for each Series that reasonably identify its assets, including by specific listing, category, type, quantity, computational or allocational formula or procedure or by any other method where the identity of the assets is objectively determinable, will be deemed to account for the assets associated with that Series separately from the other assets of the Company or any other Series.  No assets of one Series may be commingled with the assets of any other Series or the assets, if any, of the Company, generally.  The Certificate of Formation contains a notice of the limitation of liabilities of the Series in conformity with Section 18-215 of the Act.

                      (3)           The Series Designation of each Series may be updated from time to time as is necessary to accurately reflect the information contained therein, including, without limitation, the admission of a Substitute Non-Managing Member (as defined herein) associated with the Series and the capital contributions of the Non-Managing Member of the Series.  Any revision to a Series Designation made in accordance with this Agreement will not be deemed an amendment to this Agreement for purposes of Section 16(a).

4.            Business

Except as may otherwise be expressly provided in this Agreement and a Series Designation, the business of each Series is to engage in any lawful act or activity for which limited liability companies may be organized under the Act, including, but not limited to, directly or indirectly through a commodity trading advisor, trade, buy, sell, spread, or otherwise acquire, hold, or dispose of commodities (including, but not limited to, foreign currencies, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, forward contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, exchange of futures contracts for physicals transactions, exchange of physicals for futures contracts transactions, and any rights pertaining thereto (hereinafter referred to collectively as “futures interests;” provided, however, such definition shall exclude securities futures products as defined by the Commodity Futures Trading Commission (“CFTC”), options on securities futures, equities and options on equities); provided, further, the foregoing shall not restrict amounts deposited being held in cash or invested in CFTC-authorized investments for customer funds, including, but not limited to, U.S. Treasury securities, money market funds, bank deposits and other short-term instruments or accounts.  Each Series may pursue this objective in any lawful manner.  Each Series may engage in the foregoing activities through any lawful transaction or any lawful activity into which a limited liability company may enter or in which a limited liability company may engage under the laws of the State of Delaware; including, but not limited to, through an investment of all or a portion of its assets in multiple trading companies (each, a “Trading Company”, and collectively, the “Trading Companies”) (provided that such transactions or activities do not subject the Members to any liability in excess of the limited liability provided for herein and contemplated by the Act.)

5.            Dissolution of the Company; Termination of a Series; Winding Up; Fiscal Year

(a)           Dissolution of the Company.

(1)           The Company shall end upon the first to occur of the following: (i) receipt by the Managing Member of a notice setting forth an election to terminate and dissolve the Company at a specified time by the Non-Managing Members holding not less than a “Majority of Interests in the Company” (as defined below), with or without cause, which notice shall be sent by registered mail to the Managing Member not less than 90 days prior to the effective date of such termination and dissolution; (ii) the withdrawal, insolvency, bankruptcy, dissolution or liquidation of the Managing Member (unless a new managing member is elected by a vote of the Non-Managing Members owning a Majority of Interests in the Company and such new managing member shall have elected to continue the business of the Company and the Series); (iii) the occurrence of any event which shall make it unlawful for the existence of the Company to be continued; (iv) the termination or dissolution or bankruptcy of the last of the remaining Series; or (v) a determination by the Managing Member upon 60 days’ notice to the Non-Managing Members to terminate the Company, for any reason.  A “Majority of Interests in the Company” shall mean the Non-Managing Members of each Series, excluding any affiliates (as defined in Section 14(c)) of the Managing Member, representing in aggregate for all Series of the Company, greater than 50% of the Net Asset Value of the Series (as defined in Section 7(d)(1)) of the Company.

(2)           Upon the dissolution of the Company as provided herein, the Company shall be wound up by winding up each Series in the manner provided by Section 5(c).

(b)           Termination of a Series.

(1)           With respect to each Series, a Series shall terminate upon the occurrence of any of the following events: (i) receipt by the Managing Member of a notice setting forth an election to terminate and dissolve a Series at a specified time by the Non-Managing Members holding not less than a “Majority of Interests in a Series” (as defined below), with or without cause, which notice shall be sent by registered mail to the Managing Member not less than 90 days prior to the effective date of such termination and dissolution; (ii) the withdrawal, insolvency, bankruptcy, dissolution or liquidation of the Managing Member (unless a new managing member is elected by a vote of the Non-Managing Members owning a Majority of Interests in the Company, and such new managing member shall have elected to continue the business of the Company and the Series; (iii) the occurrence of any event which shall make it unlawful for the existence of the Company or a Series to be continued; (iv) the occurrence of an event of termination (if any) as provided in a Series Designation; (v) the complete withdrawal by each of the Non-Managing Members from a Series or (vi) a determination by the Managing Member upon 60 days’ notice to the Non-Managing Members to terminate a Series, for any reason.  A “Majority of Interests in a Series” shall mean the Non-Managing Members of a particular Series, excluding any affiliates (as defined in Section 14(c)) of the Managing Member, representing greater than 50% of the Net Asset Value of the Series (as defined in Section 7(d)(1)).

(2)           The termination and winding up of a Series will not, in and of itself, cause a dissolution of the Company or the termination of any other Series.  The termination of a Series will not affect the limitation on liabilities of the terminated Series or any other Series provided by this Agreement, the Series Designations, the Certificate of Formation or the Act.

(c)           Winding Up, Liquidation, and Distribution of Assets. Dissolution, payment of creditors, and distribution of the Net Asset Value of each Series (as defined in Section 7(d)(1)) to Members in proportion to their respective positive Capital Account (as defined herein) balances shall be effected as soon as practicable in accordance with the Act.  The Managing Member shall, at its option, be entitled to supervise the liquidation of each Series.  Nothing contained in this Agreement or a Series Designation shall impair, restrict, or limit the rights and powers of the Members under the laws of the State of Delaware and any other jurisdiction in which the Company and each Series shall be conducting business to reform and reconstitute themselves as a limited liability company following dissolution of each Series, either under provisions identical to those set forth herein or any others that they deem appropriate.

(d)           Fiscal Year. The fiscal year of the Company and each Series shall begin on January 1st of each year and end on December 31st of such year (each a “Fiscal Year”).  The Fiscal Year in which the Company and each Series shall terminate shall begin on January 1 and end on the date of dissolution of the Company and the termination of each Series.

6.            Capital Contributions and Offering of Limited Liability Company Interests

The Managing Member may contribute such amounts (or no amounts) as determined by the Managing Member, which may vary by Series) to each Series for which it receives a limited liability company interest in each Series (a “Managing Member Interest”).  The Managing Member may contribute to each Series such additional amount in cash as determined by it in its sole discretion.  Such additional contribution by the Managing Member was evidenced by additional Managing Member Interests with respect to each Series on the books and records of each such Series.  The Managing Member, without notice to or consent of the Non-Managing Members, may withdraw any portion of its capital contributions.

Interests in the Company with respect to each Series, other than the Managing Member Interests, shall be designated as Non-Managing Member Interests (collectively the “Interests” or, individually, an “Interest”), which may be offered in one or more “Classes”.  The Managing Member may, in its sole discretion, assign to each Series and each Class different rights and obligations, including, but not limited to, management fees, performance fees, incentive allocations, selling commissions and other fees, costs and expenses of any type, nature or kind and regardless of the party paid to (including the Managing Member or its affiliates (as defined in Section 14(c))), Redemption rights, exchange rights, information rights, leverage levels, permitted subscription dates, permitted exchange dates, minimum initial and additional capital contributions, investor eligibility requirements and other legal restrictions, such terms being as set forth herein and in the confidential private placement memorandum of the Company (the “Memorandum”).  The Managing Member may also, in its sole discretion, effect any of foregoing through the use of “side letters” or other agreements with certain Non-Managing Members.  No such side letter entered into in respect of any Non-Managing Member’s investment in a Series will entitle any other Non-Managing Member to the rights or terms set forth therein, and such terms will not be disclosed to other Non-Managing Members (including the existence of any such side letters), except as may otherwise be agreed by the Managing Member.

The Company shall initially establish Class A Interests, Class B Interests and Class R Interests, having such rights and obligations as set forth herein and in the Memorandum.

The Class A Interests are available for purchase through certain approved registered investment advisers and are not subject to selling commissions.  The Class B Interests are available for purchase through certain approved broker-dealers and are subject to ongoing selling commissions.

Selling commissions of the Class B Interests will be payable by the particular Series to the applicable broker-dealer based upon a percentage of the month-end Trading Level of each Member’s ownership of Interests subject to such selling commission.  Only those Members who own Interests subject to such selling commissions will have their Capital Accounts (as defined below) debited by such amounts.

Each of the Class A Interests and Class B Interests shall pay to the Manager Member a fee of 1% of the relevant Series’ month-end Trading Level on an annual basis.

Each Series pays its Trading Advisor a percentage of such Series’ Trading Level, on a periodic basis, for the investment management services provided to the Series by such Trading Advisor, as set forth in the Memorandum.

Each Series pays its Trading Advisor an incentive fee based upon new trading profits of such Series, as set forth in the Memorandum.  Each Series will establish a separate account with respect to each Member’s Capital Account for such Series.  Incentive fees (and the corresponding high water mark) will be calculated based upon the performance of each such account.

Each Non-Managing Member of a Series will hold Interests pursuant to its Series Designation.  The name and address of the Non-Managing Members associated with each Series shall be set forth on Schedule A to the Series Designation, or as otherwise set forth in the books and records of the relevant Series.  A person will be deemed admitted as a Non-Managing Member of a Series at the time the person (i) executes the Series Designation or a counterpart signature page of the Series Designation (subject to Section 11 hereof) and (ii) is listed by the Managing Member as a Non-Managing Member of the Series on the Series Designation, or as otherwise set forth in the books and records of the relevant Series; all subject to any further requirements for the establishment of a Series as set forth in this Agreement.

In connection with the Company’s offering of Interests in each Series, the Managing Member, on behalf of each Series, may: (a) qualify the Interests for sale under the “Blue Sky” and securities laws of such states of the United States or other jurisdictions as the Managing Member shall deem advisable; (b) make such arrangements for the offering and sale of Interests as it shall deem appropriate; and (c) take such action with respect to the matters described in clauses (a) and (b) as it shall deem advisable or necessary.

No certificate evidencing Interests in a Series shall be issued to a Non-Managing Member (although each Non-Managing Member will receive confirmations of purchase from the Managing Member in its customary form).  The Managing Member may, without the consent of, or notice to, the Non-Managing Members, offer Interests in additional Classes and Series with different terms as it may determine in its sole discretion from time to time.

The Managing Member is authorized to permit any existing Non-Managing Member to make an additional capital contribution with respect to its Series, upon such terms and conditions as the Managing Member, in its sole discretion, shall determine.  The terms and conditions by which any existing Non-Managing Member may increase its capital contribution shall be subject to all the provisions of this Agreement and the Series Designation.  Except as expressly provided for herein or in a Series Designation, no Non-Managing Member shall be required to make additional capital contributions to its Series.

7.            Allocation of Profits and Losses; Accounting; Other Matters

(a)           Capital Accounts. A separate capital account (each, a “Capital Account”) shall be established with respect to each Series for each Member holding Managing Member Interests or Interests, as applicable, in such Series.  With respect to each Series, the initial balance of each Member’s Capital Account shall be the amount of the Member’s initial capital contribution with respect to the Series.  A Member’s Capital Account in a Series shall be increased by any additional capital contributions made by such Member to the Series, increased or decreased by the increase or decrease in the Net Asset Value of the Series allocated to such Member pursuant to Section 7(b), decreased by any Series’ commissions, fees or expenses allocable to such Member, and decreased by the amount of any distribution made to such Member by the Series pursuant to Section 7(b) or as otherwise set forth in this Agreement or a respective Series Designation.  The provisions of this Section 7 and the other provisions of this Agreement or any Series Designation relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and will be interpreted and applied in a manner consistent therewith.

(b)           Monthly Allocations. As of the close of business on the last day of each month or at such other times as otherwise determined by the Managing Member (a “Determination Date”) during each Fiscal Year of the Series, the following determinations and allocations shall be made with respect to such Series:

(1)           The Net Asset Value of the Series (as defined in Section 7(d)(1)) shall be determined.

(2)           Any increase or decrease in the Net Asset Value of the Series over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the initial purchase of Managing Member Interests or Interests, as applicable), shall then be credited or charged to the Capital Accounts of its Members.

(3)           The amount of any distribution to a Member and any amount paid to a Member upon Redemption (as defined below) or exchange of its Interest in the Series shall be charged to that Member’s Capital Account.

(4)           If any item of loss, deduction or expense otherwise allocable to a Member under this Section 7(b) would create a negative balance in the Capital Account of such Member (or increase the amount by which such Capital Account balance is negative), the item will not be allocated to such Member but will instead be specially allocated to the Managing Member.

(c)           Allocation of Profit and Loss for U.S. Federal Income Tax Purposes. Items of a Series’ income, gain, loss, deduction or credit realized for U.S. federal income tax purposes will be allocated among the Members participating in such Series for U.S. federal income tax purposes in a manner as determined by the Managing Member that equitably reflects the allocations made pursuant to Section 7(b) and is consistent with the requirements of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations thereunder (including all requirements (i.e., the inclusion of a “qualified income offset” provision) set forth in Treasury Regulations Section 1.704-1(b)).

(1) Solely for U.S. federal income tax purposes, if Series property (including an investment in a Trading Company) is reflected in the Capital Accounts of the Members at a Net Asset Value of the Series that differs from the adjusted tax basis of such property, allocations of depreciation, amortization, income, gain or loss with respect to such property will be made among the Members in a manner which takes such difference into account consistent with the principles set forth in Section 704(b) and Section 704(c) of the Code.

(2)           The allocations of increases and decreases in Net Asset Value of the Series and of profit and loss for U.S. federal income tax purposes shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the Managing Member, whose determination shall be binding.  The Managing Member may adjust the allocations set forth in Section 7(c), in the Managing Member’s discretion, if the Managing Member believes that doing so will achieve more equitable allocations or allocations more consistent with the Code and the applicable Treasury Regulations.

(d)           Definitions; Accounting.

(1) Net Asset Value of a Series. “Net Asset Value of a Series” shall mean the total assets of a Series (including, but not limited to, its investment in its Trading Company, all cash and cash equivalents, accrued interest and amortization of original issue discount, and the market value of all open futures interest contract positions and other assets of the Series) less all liabilities of the Series (including, but not limited to, the costs, fees and expenses incurred by its Trading Company, including all management fees, performance fees, incentive allocations, brokerage, transaction, clearing and execution expenses, administrative fees, and other fees and extraordinary expenses of the Trading Company, determined in accordance with GAAP).  As determined by the Managing Member, the costs associated with the organization and offering of the Company may be amortized over 60 calendar months from the date the initial Series of the Company commences investing.  Net Asset Value of the Series may be determined on a per Trading Company or per Class basis as determined by the Managing Member.  Appropriate reserves may be created, accrued, and charged against the Net Asset Value of the Series by the Managing Member for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Managing Member.

The Managing Member may at any time temporarily suspend the calculation of the Net Asset Value of a Series, a Trading Company or a Class of Interests: (i) during any period when the relevant Trading Advisor has suspended its calculation of all or any portion of a particular Series’ assets allocated to it for trading (or the Managing Member otherwise has difficulty in obtaining valuations from such Trading Advisor); (ii) during any period when any of the principal markets or exchanges (as determined by the Managing Member) on which a material portion of the assets of any Series are quoted is closed (otherwise than for ordinary holidays), or during which dealings thereon are restricted or suspended; (iii) during any period when, as a result of political, economic, military or monetary events or other circumstances, the Managing Member determines that disposal or valuation of a part of the assets of any Series is not reasonably practicable without detriment to such Series; (iv) if in the opinion of the Managing Member a material portion of the assets of any Series cannot be fairly valued; (v) during any breakdown in the means of communication normally employed in determining the value of the assets of any Series or when for any reason the current prices on any market of a substantial part of such investments cannot be promptly and accurately ascertained; and (vi) during any period in which the Managing Member determines that doing so is necessary or advisable for the protection of any Series.

The Managing Member may also delay the determination of the net asset value of any asset or liability if the Managing Member determines that such asset or liability is materially misvalued or cannot be fairly valued, until such time as the Managing Member determines that such asset or liability is or can be fairly valued.  For the avoidance of doubt, the fact that the valuation of certain assets and liabilities has been delayed shall not prevent the valuation of the relevant Series’ other assets and liabilities, in the sole discretion of the Managing Member.

(2) Trading Level. The “Trading Level” of each Member’s investment in a particular Series equals (A) the balance of the Member’s Capital Account with respect to such Series, net of any accrued fees and expenses of such Series, including any management fees and incentive allocations payable to the corresponding Trading Advisor which are not yet due (B) multiplied by the Member’s selected leverage for such Series, where applicable.

(e)           Expenses and Limitations Thereof. Except as may otherwise be expressly provided in this Agreement or a Series Designation, each Non-Managing Member, Class or Series shall be responsible for the fees and expenses charged to it through its investment in a Trading Company.

Each Series shall be responsible for paying its pro rata share of the Company’s fees and expenses to cover all administrative, operating, offering and organizational costs as such expenses are incurred, which may be determined by: (i) the Net Asset Value of each Series: (ii) the Trading Level of each Series; (iii) the number of Series in existence; or (iv) any other method in the sole discretion of the Managing Member.  To the extent that the Managing Member deems an expense specifically allocable to a particular Series, such expense will only be paid by such Series.

Each Series shall also be responsible for the costs, fees and expenses incurred by its Trading Company, including all management fees, performance fees, incentive allocations, brokerage, transaction, clearing and execution expenses, administrative fees, and other fees and extraordinary expenses of the Trading Company.  Each of the Trading Companies and each Series shall be required to pay any extraordinary charges (such as taxes) incidental to the conduct of its ongoing business.

(f)           Limited Liability of Members. Interests shall be fully paid and nonassessable. No Member shall be liable for its Series’ obligations in excess of such Member’s unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon Redemption (as defined below) or exchange of Interests, together with interest thereon.  Neither any Series nor the Company will make a claim against a Member with respect to such amounts distributed to such Member or amounts received by such Member upon a Redemption or exchange of Interests, unless the Net Asset Value of the Series (which shall not include any right of contribution from the Member except to the extent previously made by it pursuant to this Agreement) shall be insufficient to discharge the liabilities of the Series which shall have arisen prior to the payment of such amount.

(g)           Return of Non-Managing Member’s Capital Contribution. Except to the extent that a Non-Managing Member shall have the right to withdraw capital through Redemption (as defined below) or exchange in accordance with Sections 10(b) and 10(c) hereof, no Non-Managing Member shall have any right to demand the return of his capital contribution, or any profits added thereto, except upon the dissolution of the Company or the termination of its Series.  In no event shall a Non-Managing Member be entitled to demand or receive from a Series property other than cash.

(h)           Distributions. With respect to each Series and with respect to each Non-Managing Member, the Managing Member shall have sole discretion in determining what distributions (other than on Redemption (as defined below) or exchange in accordance with the terms herein and the terms of a Series Designation), if any, to make to a Non-Managing Member.  If made, all distributions shall be pro rata in accordance with the respective Capital Accounts of the Members.  The Managing Member may, but shall not have any obligation to, distribute assets in-kind at any time or for any reason.

8.            Management Policies

(a)           Management of the Company and each Series. Except as may be otherwise specifically provided herein or a Series Designation, the Managing Member, to the exclusion of all Non-Managing Members, shall conduct and manage the business of the Company and each Series.  No Non-Managing Member shall have the power to represent, act for, sign for, or bind the Managing Member, the Company or its Series.  Except as provided herein or in a Series Designation, no Member shall be entitled to any salary, draw, or other compensation from the Company.  Each Non-Managing Member hereby undertakes to furnish to the Managing Member such additional information as may be reasonably determined by the Managing Member to be required or appropriate for the Company or such Non-Managing Member’s Series, including, but not limited to, opening and maintaining an account or accounts with commodity brokerage firms for the purpose of trading in futures interest contracts.  No person dealing with the Managing Member shall be required to determine its authority to make any undertaking on behalf of the Company or a Series or to determine any fact or circumstances bearing upon the existence of its authority.

(b)           Miscellaneous. The Managing Member may take such actions as it deems necessary or desirable to manage the business of the Company and each Series, as applicable, including, but not limited to:

(1)           Invest the Series’ assets with Trading Advisors, through the Trading Companies, or as otherwise described herein;

(2)           Opening bank accounts, investment and trading accounts and paying or authorizing the payment of distributions to the Non-Managing Members and the fees, costs and expenses of the Company and each Series, regardless of type, nature or kind and regardless of the party paid to (including the Managing Member or its affiliates (as defined in Section 14(c))).

(3)           The Managing Member shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any U.S. federal, state, or local tax returns which shall be required to be filed by each Series.  The Managing Member shall cause the Company and each Series to pay any taxes payable by the Company and each Series; provided, however, that the Managing Member shall not be required to cause the Company or a Series to pay any tax so long as the Managing Member or the Company or a Series shall be in good faith and by appropriate legal proceedings contesting the validity, applicability, or amount thereof and such contest shall not materially endanger any right or interest of the Company or any Series.  No Non-Managing Member may file a notice with the Internal Revenue Service under Section 6222(b) of the Code in connection with such Non-Managing Member's intention to treat an item on such Series’ U.S. federal income tax return in a manner which is inconsistent with the treatment of such item on the Series’ U.S. federal income tax return unless such Non-Managing Member has, not less than 30 days prior to the filing of such notice, provided the tax matters partner with a copy of the notice and thereafter in a timely manner provides such other information related thereto as the tax matters partner shall reasonably request.

(4)           The Managing Member shall be authorized to perform all duties imposed by Sections 6221 through 6233 of the Code on the Managing Member as “tax matters partner” of each Series, including, but not limited to, the following: (a) the power to conduct all audits and other administrative proceedings with respect to the each Series’ tax items; (b) the power to extend the statute of limitations for all Non-Managing Members with respect each Series’ tax items; and (c) the power to file a petition with an appropriate U.S. federal court for review of a final administrative adjustment for each Series.  This Section 8(b)(4) and each of the rights, obligations and terms set forth in such Section shall survive the dissolution of the Company and the termination of any Series.

(5)           If a Series is required to withhold United States taxes on income with respect to Interests held by the Non-Managing Members in a Series, the Managing Member may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution or Redemption (as defined below) or exchange with respect to such Interests.

(6)           The Managing Member shall keep at the principal office of the Company and each Series, as applicable, such books and records relating to the business of the Company and each Series as it deems necessary or advisable or as are required by the Commodity Exchange Act, as amended (the “CEAct”), and the rules and regulations thereunder.

(7)           To the extent required by CFTC regulations, such books and records of a Series shall be available to the Non-Managing Member invested in such Series or its authorized attorneys or agents for inspection and copying during normal business hours of the Managing Member and, upon 10 days’ written notice, copies shall be sent to the Non-Managing Member upon payment by him of reasonable reproduction and distribution costs.  Any agreement entered into by a Non-Managing Member in connection with his purchase of Interests, shall be retained by the Managing Member for not less than the period prescribed by applicable law.

(8)           The Managing Member shall devote such time and resources to the Company’s and each Series’ business and affairs as it shall, in its sole discretion, deem necessary or advisable to effectively manage the Company and each Series.  The Managing Member may engage in other business activities and shall not be required to refrain from any other activity or disgorge any profits from any such activity, whether as managing member of additional partnerships formed for investment in futures interests or otherwise.  The Managing Member may engage and compensate, on behalf of the Company and each Series, such investment advisers, commodity trading advisors and other individuals or entities, including any affiliated person or entity, as the Managing Member in its sole judgment shall deem advisable for the conduct and operation of the business of the Company and each Series; provided, however, that, except as described herein or in a Series Designation, the Managing Member shall not engage any person, firm, or corporation which is an affiliate of the Managing Member to perform services for the Company or a Series without having made a good faith determination that (i) the affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the affiliate or the individuals employed thereby) and (ii) the terms and conditions of the agreement pursuant to which such affiliate is to perform services for the Company and the Series are no less favorable to the Company and each Series than could be obtained from equally qualified unaffiliated third parties, or are otherwise determined by the Managing Member to be fair and reasonable to the Company and the Series and the Non-Managing Members.

(9)           The Managing Member may enter into agreements and contracts with third parties, terminate such agreements and institute, defend and settle litigation arising therefrom and give receipts, releases and discharges with respect to all of the foregoing any matters incidental thereto.

(10)           Except as otherwise provided for herein, the Managing Member may pay any and all reasonable fees and to make any and all reasonable expenditures to an affiliated entity which it, in its discretion, deems necessary or appropriate in connection with the administration of the Company and each Series.

(11)           The Managing Member may engage consultants, experts, professionals, accountants, administrator, auditors, attorneys, brokers, engineers, custodians, escrow agents, and any other third parties deemed necessary by the Managing Member, and terminate any such engagements.

(c)           Segregation by Series; Title to Assets.

(1)           Each Series may acquire assets and incur debts, liabilities, expenses or other obligations only to the extent that they are acquired by the Company with respect to a Series and not with respect to the Company generally.  In furtherance of the foregoing, the Managing Member may allocate and charge any assets, debts, liabilities, expenses or other obligations of the Company acquired or incurred by the Company and not readily associated with a particular Series to, between or among any one or more Series, in such manner and on such basis as the Managing Member in its reasonable discretion deems fair and equitable, in accordance with GAAP.

 (2)           Assets associated with a Series may be held directly or indirectly, including in the name of such Series, in the name of the Company, in the name of the Managing Member, through a nominee or otherwise, as the Managing Member may determine in its sole discretion.  The Managing Member hereby declares and warrants that any assets of a Series for which legal title is held in the name of the Managing Member will be held in trust by the Managing Member for the use and benefit of such Series in accordance with the terms and provisions of this Agreement and the applicable Series Designation.  All assets of a Series will be accounted for as the property of that Series in the books and records of the Company and that Series, irrespective of the name in which legal title to the assets of that Series is held.

9.            Audits; Reports to Non-Managing Members

(a) Reports. The Managing Member shall use its best efforts to cause the Company and each Series to produce and make available such audits and periodic reports and disclosures relating to the business of the Company and each Series as it deems necessary or advisable or as are required by the CEAct, and the rules and regulations thereunder.

(b) Tax Information.  Within 90 days after the close of each Fiscal Year the Managing Member shall cause the Company to provide such tax information relating to each Series as is necessary for the completion of U.S. federal income tax returns.

10.           Transfer, Redemption and Exchange of Interests

(a)           Transfer, Sale, Pledge and Assignment. A Non-Managing Member may not transfer, sell, pledge or assign his Interests to a substituted Non-Managing Member (each a “Substituted Non-Managing Member”) unless the Managing Member first consents to such transfer, sale, pledge or assignment in writing, which consent may be withheld in its sole discretion.  The Managing Member need not recognize any transfer, sale, pledge or assignment until the Managing Member has received such prior written notice thereof from the Non-Managing Member as the Managing Member may require in its sole discretion, which notice shall set forth the address and social security or taxpayer identification number of the transferee or assignee and the value of Interests to be transferred or assigned, and which notice shall be signed by the Non-Managing Member (and his signature is guaranteed by a commercial bank with a correspondent in Chicago, Illinois or by a member of a registered national securities exchange) and executed by the purchaser, assignee, transferee, purchaser or pledgee.

No transfer, pledge, sale or assignment shall be permitted unless the Managing Member is satisfied that (i) such transfer, sale, pledge or assignment will not be in violation of the Act or applicable U.S. federal, state, or foreign securities laws, and (ii) notwithstanding such transfer, sale, pledge or assignment, each Series shall continue to be classified as a partnership rather than as an association taxable as a corporation under the Code.  No transfer, sale, pledge or assignment shall be effective or recognized by the Company if such transfer, sale, pledge or assignment would result in the termination of the Series for U.S. federal income tax purposes, and any attempted transfer, sale, pledge or assignment in violation hereof shall be ineffective to transfer, sale, pledge or assign any such Interests.  Any transferee, pledge, purchaser or assignee of Interests who has not been admitted to a Series as a Substituted Non-Managing Member shall not have any of the rights of a Non-Managing Member, except that such person shall receive that share of capital and profits and shall have the right of Redemption or exchange to which his transferor, seller, pledgor or assignor would otherwise have been entitled and shall remain subject to the other terms of this Agreement binding upon Non-Managing Members.  No Non-Managing Member shall have any right to approve of any person becoming a Substituted Non-Managing Member.  The Non-Managing Member shall bear all costs (including any attorneys’ and accountants’ fees) related to such transfer, sale, pledge or assignment of his Interests.

In the event that the Managing Member consents to the admission of a Substituted Non-Managing Member to a Series pursuant to this Section 10(a), the Managing Member is hereby authorized to take such actions as may be necessary to reflect such substitution of a Non-Managing Member.  Each Substituted Non-Managing Member shall execute and acknowledge such instruments, in a form and substance satisfactory to the Managing Member, as the Managing Member deems necessary or desirable to effectuate such admission and to confirm the agreement of the Substituted Non-Managing Member to be bound by all terms and provisions of this Agreement and the applicable Series Designation.  Further, each Substituted Non-Managing Member agrees upon the request of the Managing Member, to execute such certificates or other documents and perform such acts as the Managing Member deems appropriate to preserve the limited liability status of the Company and each Series after the completion of any assignment, transfer, sale or pledge of the Interests.

Each Substituted Non-Managing Member, as a condition of admission, hereby indemnifies the Managing Member, the Company and the applicable Series against any loss, damage, cost or expense (including without limitation, tax liabilities or loss of tax benefits) arising directly or indirectly as a result of his/its admission as a Substituted Non-Managing Member.

(b)           Redemption. Except as set forth herein or as otherwise set forth in a Series Designation or as determined by the Managing Member in its sole discretion, a Non-Managing Member (or any Substituted Non-Managing Member) may not withdraw all or part of his unredeemed capital contribution and undistributed profits with respect to his Series, if any (any such withdrawal being herein referred to as a “Redemption”), without the written consent of the Managing Member thereto.  The specified terms with respect to Redemptions shall be as set forth herein and in the Memorandum.

Redemptions shall be subject to such minimums as may be determined by the Managing Member from time to time in its sole discretion.  A Non-Managing Member shall maintain the minimum investment in the Series as shall be determined by the Managing Member in its sole discretion, which may be reduced under such minimum level by trading losses (but not partial redemptions).  Redemption of all or some of a Non-Managing Member’s Capital Account shall be effective as of the date determined by the Managing Member in its sole discretion (each a “Redemption Date”); provided that all liabilities, contingent or otherwise, of the Company (except any liability to Members on account of their capital contributions) shall have been paid, or there shall remain property of the Series sufficient to pay them.

Upon Redemption, a Non-Managing Member (or a Substituted Non-Managing Member) shall receive the value of its Capital Account that is requested for Redemption.  If a Redemption is requested by an assignee, all amounts owed to the Company or the Series under Section 14(d) by the Member to whom such Interests were sold, as well as all amounts owed by all assignees of such Interests, shall be deducted from the amount otherwise due upon Redemption.  If the Managing Member believes that extraordinary circumstances exist, including, but not limited to, a suspension in the determination of the Net Asset Value of a Series, a Trading Company or the Company, the Company may delay payment to Members requesting a Redemption of the proportionate part of the value of redeemed Interests represented, which is the subject of such extraordinary circumstance or suspension, in which case payment for Redemptions will be made to the Members as soon as practicable following the resolution of such circumstance or suspension.  The Managing Member may also suspend Redemptions of Interests of any Class or Series in any Fiscal Year in which the Managing Member determines that such suspension is necessary in order to assure that the Company and each Series will not be treated as “publicly traded” under Internal Revenue Code of 1986, as amended, §7704.  The Managing Member’s good faith determinations pursuant to the preceding sentence shall be final and conclusive as to all Non-Managing Members.  The Managing Member may, in its absolute discretion, waive any restrictions or charges applicable to Redemptions.

The Managing Member may, at any time, require any Non-Managing Member to redeem all or a portion of such Non-Managing Member’s Interests by giving not less than 5 days’ written notice to the Non-Managing Member, or without notice in the case of (i) a determination by the Managing Member that such Non-Managing Member’s continued participation in its respective Series may cause the Company or any Series to be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes, (ii) certain events under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and (iii) the Non-Managing Member failing to provide any requested information and documents in connection with the Company’s or any Series’ legal, tax or other regulatory obligations.

(c)           Exchanges. Members may exchange (in whole or in part) Interests in different Series at such times as the Managing Member may determine in its sole discretion.  Exchange requests are irrevocable once made, subject to the Managing Member’s sole discretion to determine otherwise.

Exchanges shall be treated as redemptions from the Series from which Interests are exchanged and subscriptions into the Series into which Interests are exchanged, in accordance with Section 6 and Section 7 hereof.

Exchanges shall be subject to such minimums as may be determined by the Managing Member from time to time in its sole discretion.  A Non-Managing Member shall maintain the minimum investment in the Series as shall be determined by the Managing Member in its sole discretion, which may be reduced under such minimum level by trading losses (but not partial redemptions).

If a Capital Account from which a Member makes an exchange is below such Capital Account’s “high water mark”, any loss carryforward (for purposes of calculating further performance fees or incentive fees to the relevant Trading Advisor or any other party paid to (including the Managing Member or its affiliates (as defined in Section 14(c)))) otherwise due in respect of the amount exchanged will be forfeited and will have no effect on the calculation of the incentive fee due in respect of the Series into which such Member exchanges.  Any accrued incentive fees will be assessed on the amount exchanged when a Member exchanges out of a Series.

The ability to exchange Interests may be restricted or terminated by the Managing Member at any time in its sole discretion.

11.           Special Power of Attorney

Each Non-Managing Member of a Series, by the execution of this Agreement, does irrevocably constitute and appoint the Managing Member, with full power of substitution, as his true and lawful attorney-in-fact, in his name, place, and stead (a) to execute, acknowledge, swear to, deliver, file, and record on his behalf in the appropriate public offices and publish: (i) this Agreement, the Series Designation and the Certificate of Formation and amendments thereto; (ii) all instruments that the Managing Member deems necessary or appropriate to reflect any amendment, change, or modification of this Agreement, the Series Designation or the Certificate of Formation made in accordance with terms of this Agreement; (iii) certificates of assumed name; and (iv) all instruments that the Managing Member deems necessary or appropriate to qualify the Company and each Series to do business as a foreign limited liability company in other jurisdictions, and (b) to admit a Substitute Non-Managing Member for a Series and, to the extent that it is necessary under the laws of any jurisdiction, to execute, deliver, and file amended certificates or agreements of limited liability company or other instruments to reflect such admission.  The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity, death, dissolution, liquidation, or termination of a Non-Managing Member.  Each Non-Managing Member hereby agrees to be bound by any representation made by the Managing Member and by any successor thereto acting in good faith pursuant to such Power of Attorney.  In the event of any conflict between this Agreement and any instrument filed by an attorney-in-fact pursuant to the Power of Attorney granted in this Section 11, this Agreement shall control.

12.           Effect of Withdrawals

The Company and each Series shall terminate and be dissolved upon the withdrawal, insolvency, bankruptcy, dissolution or liquidation of the Managing Member (unless a new managing member is elected by a vote of a Majority of Interests in the Company, and such new managing member shall have elected to continue the business of the Company and the Series).  The Managing Member shall not withdraw or assign all of its Managing Member Interests at any time without giving the Non-Managing Members 30 days’ prior written notice of its intention to withdraw or assign, and, if the Non-Managing Members thereupon elect a new managing member, and such new managing member shall have elected to continue the business of the Company and the Series, the withdrawing Managing Member shall pay all reasonable expenses incurred by the Company and each Series in connection with such withdrawal.  The Managing Member shall be paid in accordance with Section 10(b) with respect to its Managing Member Interests in the Company as of the date of such withdrawal.

Subject to Section 5(b)(1), the death, incompetency, insolvency, bankruptcy, liquidation, or dissolution of a Non-Managing Member shall not terminate its Series, and such Non-Managing Member, his estate, custodian, or personal representative shall have no right to withdraw such Non-Managing Member’s Interest in its Series except as provided in Section 10.  Each Non-Managing Member (and any assignee of such Member’s Interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate (and he directs the legal representative of his estate and any person interested therein to waive) the furnishing of any inventory, accounting, or appraisal of the assets of its Series and any right to an audit or examination of the books of its Series.

13.           No Personal Liability for Return of Capital

Subject to Section 14, neither the Managing Member nor any “affiliate” (as defined in Section 14(c)) shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Member (or assignee) with respect to its Series, it being expressly agreed that any such return of capital or profits made pursuant to this Agreement or a Series Designation shall be made solely from the assets (which shall not include any right of contribution from the Managing Member) of such Series.

14.           Standard of Liability; Indemnification

(a)           Standard of Liability. Neither the Managing Member, nor its principals, shareholders, officers, directors, employees, representatives, agents or affiliates (as defined in Section 14(c)) shall be liable, responsible or accountable in damages or otherwise to the Company or a Series or any of the Non-Managing Members, their respective successors, assignees or transferees or to their third parties for any act or omission performed or omitted by them on behalf of the Company or a Series and in a manner reasonably believed by them to be within the scope of the authority granted to them by this Agreement or a Series Designation except when such action or failure to act constitutes gross negligence, willful misconduct, bad faith or reckless disregard.  Moreover, neither the Managing Member, nor its officers, directors, employees, shareholders, principals or affiliates, shall have any liability to the Company or a Series for any losses suffered by it due to the action or inaction of any agent retained by the Company or a Series, whether through negligence, dishonesty or otherwise, provided that the agent was selected with reasonable care.  The Managing Member may consult with counsel and accountants in respect of the Company’s or a Series’ affairs and be fully protected and justified in any action or inaction which is taken in good faith and in accordance with the information, reports, statements, advice or opinion provided by such persons, provided that they were selected with reasonable care and the matter consulted is reasonably believed by the Managing Member to be within such persons’ professional or expert competence.  Notwithstanding any of the foregoing to the contrary, the provisions of this Section 14 shall not be construed so as to relieve (or attempt to relieve) the Managing Member of any liability to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 14 to the fullest extent permitted by law.

(b)           Indemnification by each Series. Each Series shall indemnify, defend, and hold harmless the Managing Member, its principals, shareholders, officers, directors, employees, representatives, agents or affiliates (as defined in Section 14(c)) from and against any loss, liability, damage, cost, or expense (including attorneys’ and accountants’ fees and expenses incurred in defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from any act or omission performed or omitted by them on behalf of the Company or such Series, including, without limitation, any demands, claims, or lawsuits initiated by a Non-Managing Member (or assignee thereof); provided that the act or omission performed or omitted that was the basis of such loss, liability, damage, cost, or expense was not the result of gross negligence, willful misconduct, bad faith or reckless disregard.  Furthermore, in any action or proceeding brought by a Non-Managing Member in the right of the Company or a Series to which the Managing Member or any affiliate is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the Act and this Section 14(b).  Each Series shall make advances to the Managing Member or its affiliates hereunder only if: (1) the demand, claim, lawsuit, or legal action relates to the performance of duties or services by such persons to the Company or such Series; (2) such demand, claim, lawsuit, or legal action is not initiated by a Non-Managing Member; and (3) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

Nothing contained in this Section 14(b) shall increase the liability of any Non-Managing Member to its Series beyond the amount of his capital and profits, if any, in such Series, including amounts received on distributions and Redemptions, together with interest thereon.  The Managing Member may allocate and charge any liabilities, expenses or other obligations of the Company acquired or incurred by the Company with respect to this Section 14(b) and not readily associated with a particular Series to, between or among any one or more Series, in such manner and on such basis as the Managing Member in its reasonable discretion deems fair and equitable.  All rights to indemnification and payment of legal fees and expenses shall not be affected by the dissolution of the Company or termination a Series or the withdrawal, insolvency, or dissolution of the Managing Member.

The Company and each Series shall not incur the cost of that portion of liability insurance which insures the Managing Member and its affiliates for any liability as to which the Managing Member and its affiliates are prohibited from being indemnified.

(c)           Affiliate. As used in this Agreement, the term “affiliate” of a person shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person; (ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with such person; (iv) any officer, director or partner of such person or (v) if such person is an officer, director or partner, any partnership, corporation, association, or other legal entity for which such person acts in any such capacity. Notwithstanding the foregoing, “affiliates” for purposes of this Section 14(c) shall include only those persons performing services for the Company or a Series.

(d)           Indemnification by Members. In the event that the Company or a Series is made a party to any claim, dispute, or litigation or otherwise incurs any loss or expense as a result of, or in connection with, any Member’s (or assignee’s) obligations or liabilities unrelated to the Company’s business, such Member (or assignees cumulatively) shall indemnify, defend, hold harmless and reimburse the Company for such loss, liability, damage, cost and expense to which the Company shall become subject (including attorneys’ and accountants’ fees and expenses).

15.           Benefit Plan Investors

(a)           Investment in Accordance with Law. Each Non-Managing Member that is, or is investing assets on behalf of, an “employee benefit plan,” as defined in and subject to ERISA, or a “plan,” as defined in and subject to Section 4975 of the Code (each such employee benefit plan and plan, a “Plan”), and each fiduciary thereof who has caused the Plan to become a Non-Managing Member (a “Plan Fiduciary”), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Series for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Series for such Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the investment in the Series by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Series has been duly authorized and approved by all necessary parties; (e) none of the Managing Member, any affiliates of the Managing Member, any commodity trading advisor to the Series, any employee or any affiliate of the Managing Member that sells Interests, any additional placement agent, any person, firm or corporation engaged by the Managing Member to provide services to the Company or the Series, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Interests; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Interests for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Series, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA, including that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the Managing Member, any affiliates of the Managing Member, each commodity trading advisor to the Series, any employee or any affiliate of the Managing Member that sells Interests, any additional placement agent, any person, firm or corporation engaged by the Managing Member to provide services to the Company and the Series, each selling agent and each of their respective affiliates; and (iii) is qualified to make such investment decision; and (g) the Plan’s investment in the Series does not constitute a prohibited transaction or fiduciary breach under ERISA or the Code.

(b)           Disclosures and Restrictions Regarding Benefit Plan Investors. Each Non-Managing Member that is a “benefit plan investor” (defined as any Plan, any other employee benefit plan or plan as defined in but not subject to either ERISA or Section 4975 of the Code and any entity deemed for any purpose of ERISA or Section 4975 of the Code to hold assets of any employee benefit plan or plan) represents that the individual signing the Series Agreement has disclosed such Non-Managing Member’s status as a benefit plan investor in writing to the Managing Member.  Each Non-Managing Member that is not a “benefit plan investor” represents and agrees that if at a later date such Non-Managing Member becomes a benefit plan investor, such Non-Managing Member will immediately notify the Managing Member of such change of status.  Notwithstanding anything herein to the contrary, the Managing Member, on behalf of the Company and each Series, may take any and all action to prevent the Company from holding “plan assets” under ERISA or the Code with respect to any Plan, including, but not limited to, if appropriate under the circumstances as determined by the Managing Member in its sole discretion, refusing to admit persons as Non-Managing Members or refusing to accept additional capital contributions or refusing to permit Redemptions of Interests, and requiring the Redemption of Interests of any Non-Managing Member in accordance with Section 10(b) hereof, as may be necessary or desirable to assure that at all times the aggregate of all Capital Accounts of all benefit plan investors do not amount to or exceed 25% of the total Capital Accounts of all Non-Managing Members (not including the investments of the Managing Member, any commodity trading advisor to the Series, any person who provides investment advice for a fee (direct or indirect) with respect to the Series and “affiliates,” as such term is defined in the applicable regulation promulgated under ERISA, of any such person).

16.           Amendments

(a)           Managing Member’s Authority to Amend. The Managing Member may make any amendment to this Agreement or a Series Designation that is not materially adverse to the Non-Managing Members, without the consent of the affected Non-Managing Members, including but not limited to the following: (i) change the name of the Company or a Series or cause the Company or a Series to transact business under another name; (ii) clarify any inaccuracy or any ambiguity, or reconcile any inconsistent provisions herein, (iii) effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations; (iv) attempt to ensure that a Series is not taxed as an association taxable as a corporation for U.S. federal income tax purposes; (v) qualify or maintain the qualification of the Company as a series limited liability company in any jurisdiction; (vi) delete or add any provision of or to this Agreement or a Series Designation required to be deleted or added by the staff of the CFTC, any other U.S. federal agency, any state “Blue Sky” official, or other governmental official, or in order to opt to be governed by any amendment or successor to the Act, or to comply with applicable law; (vii) make any modification to this Agreement or a Series Designation to reflect the admission of additional or substitute managing members; (viii) make any amendment that is appropriate or necessary, in the opinion of the Managing Member, to prevent the Company or a Series or the Managing Member or its directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940, as amended (the “Company Act”), or the Investment Advisers Act of 1940, as amended (the “Advisers Act”); (ix) take such actions as may be necessary or appropriate to avoid the assets of the Company or a Series being treated for any purpose of ERISA or Section 4975 of the Code as assets of any “employee benefit plan” as defined in and subject to ERISA or of any plan as defined in and subject to Section 4975 of the Code (or any corresponding provisions of succeeding law) or to avoid the Company’s or the Series’ engaging in a prohibited transaction as defined in Section 406 of ERISA or Section 4975(c) of the Code; and (x) make any amendment that is appropriate or necessary, in the opinion of the Managing Member, to qualify the Company or a Series under the Company Act, and any persons under the Company Act and the Advisers Act, if the Managing Member reasonably believes that doing so is necessary.  Any such supplemental or amendatory agreement of the Company or a Series shall be adhered to and have the same force and effect from and after its effective date as if the same had originally been embodied in, and formed a part of this Agreement or a Series Designation; provided, however, that no such supplemental or amendatory agreement shall, without the consent of all Non-Managing Members affected thereby, change or alter the provisions of this Agreement or a Series Designation, reduce the Capital Account of any Non-Managing Member, or modify the allocation of profits, losses or distributions to which any Non-Managing Member is entitled with respect to its Series.

(b)           Non-Managing Member Voting. Except as otherwise specifically set forth in this Agreement, the Non-Managing Members shall have only the voting rights set forth in the Act.  A meeting of the Non-Managing Members for the purpose of acting upon any matter upon which the Non-Managing Members are entitled to vote may be called at any time by Non-Managing Members owning a Majority of Interests in the Company or in a Series, as applicable, or by the Managing Member.  The Non-Managing Members or the Managing Member shall give written notice of any such meeting to all Non-Managing Members and the Managing Member and such meeting shall be held not less than 10 days and not more than 60 days after the notice to the Non-Managing Members and the Managing Member is provided.  Any action required or permitted to be taken by the Non-Managing Members may be taken with or without a meeting, or by written consent of the Non-Managing Members.  Non-Managing Members shall not have a vote with respect to any Series other than the Series in which they have invested.

17.           Governing Law

The validity and construction of this Agreement and each Series Designation shall be governed by, and construed in accordance with, the law of the State of Delaware, including, specifically, the Act (without regard to its choice of law principles).  If any action or proceeding shall be brought by a party to this Agreement or a Series Designation or to enforce any right or remedy under this Agreement or a Series Designation, each party hereto hereby consents and will submit to the jurisdiction of the courts of the State of Illinois or any U.S. federal court sitting in the State of Illinois.  Any action or proceeding brought by any party to this Agreement or a Series Designation to enforce any right, assert any claim or obtain any relief whatsoever in connection with this Agreement or a Series Designation shall be brought by such party exclusively in the courts of the State of Illinois or any U.S. federal court sitting in the State of Illinois.

18.           Miscellaneous

(a)           Representations, Warranties, Covenants and Understandings of the Members. Any representations, warranties, covenants and understanding of a Non-Managing Member made with respect to such Non-Managing Member’s admission to the Company with respect to a Series or the making of any additional capital contribution are incorporated herein by reference and made a part hereof as if originally contained herein.

(b)           Notices. All notices and requests to the Managing Member under this Agreement or a Series Designation (other than Subscriptions, requests for redemption or exchange and notices of assignment or transfer of Interests) shall be in writing and shall be effective upon personal delivery or, if sent by registered or certified mail, postage prepaid, addressed to the Managing Member at 222 South Riverside Plaza, Suite 900, Chicago, Illinois 60606 (or such other address as the Managing Member shall have notified the Non-Managing Members), upon the deposit of such notice in the United States mail.  Requests for Redemption or exchange and notices of assignment, sale, pledge or transfer of Interests shall be effective upon timely receipt by the Managing Member.  Except as otherwise provided herein, all reports and notices hereunder shall be in writing and shall be sent by first-class mail to the last known address of the Non-Managing Member or other form of writing (including electronic mail) as agreed to or accepted by the Non-Managing Member.

(c)           Binding Effect. This Agreement and each Series Designation shall inure to the benefit of, and be binding upon, all applicable of the parties, their successors, assigns as permitted herein, custodians, estates, heirs, and personal representatives.  For purposes of determining the rights of any Member or assignee hereunder and thereunder, the Company (and each Series) and the Managing Member may rely upon the Series’ records as to who are Members and assignees, and all Members and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Section 16.

(d)           Entire Agreement. This Agreement and each Series Designation, plus any other agreement which may be required to be signed by the Managing Member prior to the date hereof shall constitute the entire agreement among the Members with respect to the subject matter hereof and thereof, and shall supersede any prior agreement or understanding, oral or written, relating to the Company and each Series.

(e)           Severability. In the event that any provision of this Agreement or a Series Designation shall be declared invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions of this Agreement or such Series Designation, it being hereby agreed that such provisions are severable and that this Agreement and the Series Designation shall be construed in all respects as if such invalid or unenforceable provision were omitted.

(f)           No Third Party Beneficiaries. This Agreement and each Series Designation are not intended and shall not convey any rights to persons not party to this Agreement or such Series Designation, as the case may be.

(g)           Counterparts. This Agreement and each Series Designation may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

(h)           Creditors. None of the provisions of this Agreement or any Series Designation shall be for the benefit of or enforceable by any creditors of the Company or such Series.

(i)           Captions. Captions in no way define, limit, extend, or describe the scope of this Agreement or each Series Designation nor the effect of any of their provisions.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Limited Liability Company Agreement as of the day and year first above written.

MANAGING MEMBER:

R.J. O’BRIEN FUND MANAGEMENT, LLC

/s/ Julie M. DeMatteo
Name: Julie M. DeMatteo
Title: Managing Director

NON-MANAGING MEMBER:

With respect to a Series, each person who shall execute a Series Designation in accordance with the terms of this Agreement and who is listed by the Managing Member as a Non-Managing Member of the Series on the Series Designation.